UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 14, 2008 (July 8, 2008)
Date of Report (Date of earliest event reported)

CARE INVESTMENT TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-33549 (Commission File Number)	38-3754322 (I.R.S. Employer Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York (Address of principal executive offices)	10017 (zip code)
Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Officer
     On July 8, 2008, Care Investment Trust Inc. (the “Company”) announced that Robert O’Neill had left the Company on that date to pursue other professional opportunities.
(c) Appointment of Officer
     On July 8, 2008, the Company announced that Frank Plensofski had been elected by the Board of Directors of the Company to serve as the Company’s new chief financial officer and treasurer effective immediately.
     Mr. Plenskofski, age 50, brings over 25 years of industry experience to the Company. He has held a number of executive and senior level positions during his career. From June 2007 to June 2008, Mr. Plenskofski served as a senior vice president with Trust Company of the West where he worked on the creation of a residential REIT. From August 2006 to November 2006, he served as an executive vice president for Freedom Mortgage Corporation where he worked on the acquisition of Irwin Mortgage Corporation, a wholly owned subsidiary of Irwin Financial Corporation. From March 2006 to August 2006, Mr. Plenskofski was a partner at, and served as the chief financial officer of, Loan Interactive Group. From August 2002 to March 2006, Mr. Plenskofski served as senior vice-president and chief financial officer of Opteum Financial Services, LLC. Prior to that, Mr. Plenskofski served as executive vice-president and chief financial officer of HomeBanc Mortgage, Inc., senior vice-president and chief accounting officer for GMAC Residential (now part of Residential Capital LLC, which is part of GMC, LLC) and senior vice-president and chief financial officer of Rock Financial Corporation (which is now operating as QuickenLoans Inc.). Mr. Plenskofski is a graduate of LaSalle University in Philadelphia, Pennsylvania with a B.S. in Business Administration and a concentration in Accounting.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release issued by Care Investment Trust Inc. on July 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 14, 2008

CARE INVESTMENT TRUST INC.
By:	/s/ Torey Riso
	Name:	Torey Riso
	Title:	Chief Compliance Officer

Exhibit Index

99.1	Press release issued by Care Investment Trust Inc. on July 11, 2008.